KRAMER LEVIN NAFTALIS & FRANKEL LLP
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TEL (212) 715-9100                                              47, Avenue Hoche
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                                          November 2, 2001


Industry Leaders Fund
104 Summit Avenue, Box 80
Summit, New Jersey  07902-0080

      Re:   The Industry Leaders Fund (the "Trust"),
            Registration No. 811-08989;
            File No.: 333-62893;
            Post-Effective Amendment No. 6/Amendment No. 8
            to Registration Statement on Form N-1A
            ------------------------------------------------


Ladies and Gentlemen:

            We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 6/Amendment No. 8 to the Trust's Registration Statement on Form N-1A.

                                      Very truly yours,


                                      /s/ Kramer Levin Naftalis & Frankel LLP